Exhibit 99.20
                             Selected Information
                      Ford Credit Auto Owner Trust 2000-E
                           through December 31, 2000
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

           Class A-1        Class A-2        Class A-3        Class A-4        Class A-5        Class B
           6.581%           6.668%           6.74%            6.74%            6.77%            6.99%
           Asset            Asset            Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------     -------------




Principal
Paid       $200,000,000.00  $ 77,485,958.05  $          0.00  $          0.00  $          0.00  $          0.00

Interest
Paid       $  1,400,315.68  $  4,904,684.45  $ 14,716,602.77  $ 14,716,602.77  $  2,693,582.16  $  1,535,235.84

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Total Servicing Fees Paid:  $  7,282,353.80


